UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 27, 2004

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Technology Drive
San Jose, CA 95110

(Address of principal executive offices, including zip code)

408-333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 8.01 Other Events

On September 24, 2004, Brocade Communications Systems, Inc. and Emulex Corporation entered into a settlement which included a litigation standstill agreement and the formation of a strategic partnership relationship under which the parties are to work together to pursue mutual objectives. In the settlement, both Brocade and Emulex have agreed to dismiss without prejudice claims and counterclaims against each other in the pending patent infringement case in the United States District Court for the Northern District of California entitled Vixel Corporation v. Brocade Communications Systems, Inc., Civil Action No. C-030-02446. Emulex acquired Vixel on November 17, 2003. Under the litigation standstill agreement both parties preserved their respective rights, no restrictions of any kind were imposed on either party’s ability to sell products, no licenses were granted by either party, no money was exchanged, and they agreed to a three year standstill during which neither party may initiate litigation against the other party with respect to certain of their respective patents. On September 27, 2004, Brocade and Emulex issued a press release relating to the litigation standstill agreement and strategic partnership. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit
No.	Description
99.1	Press release, dated September 27, 2004, announcing Brocade’s strategic partnership and settlement with Emulex of the Vixel litigation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
By:	/s/ Antonio Canova
Antonio Canova
Vice President, Finance and Chief Financial Officer

Date: September 27, 2004

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release, dated September 27, 2004, announcing Brocade’s strategic partnership and settlement with Emulex of the Vixel litigation.